Exhibit 99.1

RW Holdings NNN REIT, Inc. Announces Strategic Relationship with Colliers International

Newport Beach, Calif. (Oct. 7, 2020) – RW Holdings NNN REIT, Inc. (“NNN”) today announced it has entered into a strategic relationship with Colliers | U.S., a leading commercial real estate professional services company, to outsource property-level accounting and property management for NNN’s 2.4 million-square-foot portfolio of properties.

On a mission to reimagine the non-listed real estate industry that began last year with the acquisition of Rich Uncles Real Estate Investment Trust I (“Rich Uncles”), NNN is the only company to have crowd funded, directly from individual investors, a $400+ million real estate investment trust (REIT) that holds title to all of its properties and charges no management or performance fees to its investors. As another step in its evolution, NNN’s announcement today reflects the innovation behind its strategic direction.

“Our industry is poised for, and will witness, consolidation. Both the real estate crowd funding industry as well as non-traded REITs are heavily fragmented and ripe for combination. We want to be a leader in that consolidation. To best handle the complexities of potential merger and acquisition activity, we believe that an industry consolidator needs a business model that enhances the ability to be flexible and adaptive,” stated Aaron Halfacre, CEO of NNN. “We firmly believe new business models that can remain nimble and adapt to opportunities will outclass outdated, vertically-integrated business models. As a result, we believe that select business functions are better served in an outsourced capacity thereby maximizing scalability and enabling us to focus on the core competencies where we hold a competitive edge. After a long and exhaustive search for the right strategic partner, we are very pleased to enter into a contractual relationship with Colliers.”

A dedicated Colliers team will oversee the day-to-day management of the NNN real estate portfolio by providing all property-level accounting and property management services. Colliers will work closely with NNN’s team who will continue to handle strategic asset management and corporate level accounting functions internally. NNN’s accounting and asset management teams are led by Sandra Sciutto and Dave Collins, real estate executives with over 33 and 35 years of industry experience, respectively.

“We are pleased to be expanding our relationship with NNN as they continue to grow their portfolio and consolidate their industry,” said Gil Borok, Colliers’ U.S. President and CEO. “NNN’s track record as a trailblazer and innovator is a great match for our entrepreneurial culture and we are excited to be working with Ray Wirta, Aaron Halfacre and the entire NNN team to drive additional value for their investors.”

About RW Holdings NNN REIT, Inc.

RW Holdings NNN REIT, Inc. is a publicly registered, non-listed real estate investment trust which was formed in 2015 to primarily invest in single-tenant income-producing properties located in the United States, which are leased to creditworthy tenants under long-term net leases. As of September 30, 2020, the REIT's real estate investment portfolio consisted of 42 operating properties, a 72.7% tenant-in-common interest in an office property and one parcel of land in 14 states, including 16 retail, 14 office, and 12 industrial properties with approximately 2,419,987 square feet of aggregate leasable space.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). NNN intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about industry consolidation and strategic objectives. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond NNN’s control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, NNN makes no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, NNN undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.